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                                                                  EXHIBIT 10.20



                              AMENDED AND RESTATED
                                PROMISSORY NOTE



$500,000.00                                                   Syracuse, New York
                                                                   June 28, 1996


         This amends and restates that certain Promissory Note from Maker to Holder dated June 28, 1995.

         FOR VALUE RECEIVED, RIDGEVIEW, INC., a North Carolina corporation, with a mailing address of P.O. Box 8, Newton, North Carolina 28658 ("Maker"), hereby promises to pay to the order of GEORGE G. SOUHAN or his successors or assigns ("Holder"), the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), together with interest from the date hereof at a rate equal to seven percent (7%) per annum. Interest shall be due and payable monthly on the first day of each month. This Note including all principal and all accrued interest shall be due and payable in full on September 1, 1997.

         The foregoing notwithstanding, this Note shall become due and payable in full if Maker successfully completes a public offering for its shares.

         All payments hereunder shall be made to Holder at 5102 Route 89, Romulus, New York 14541, or at such other address as may hereafter be designated by the Holder.

         This Note may be prepaid at any time without premium or penalty, provided that interest to the date of the prepayment is also tendered. Any partial prepayment shall be applied first to accrued interest, and then to principal.

         No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion. None of the terms or provisions of this Note may be waived, altered, modified or amended except as Holder may consent thereto in a writing duly signed by Holder.

         Maker hereby expressly waives presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note or the performance of its obligations under this Note.

         This Note shall be governed by the laws of the State of New York in all respects, including matters of construction, validity and performance.
Make agrees that this Note arises from a transaction made in the State of New York and hereby consents to the jurisdiction of any federal or state court sitting in Seneca or Onondaga County, New York for any action or proceeding arising
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under or relating to this Note.  Further, Maker hereby consents that service of process upon it may be made by registered or certified mail addressed to Maker as provided above.

         This Note shall, at the option of the Holder, become due and payable, without notice or demand, upon the happening of any one of the following events: (1) failure to pay any installment of interest by the tenth day of the month when payment is due; (2) insolvency of Maker (however evidenced) or the commission of any act of insolvency; (3) the making of an assignment for the benefit of creditors; (4) the filing of any petition or the commencement of any proceeding by or against the Maker for any relief under any bankruptcy or insolvency laws, or any other laws relating to the relief of debtors; or (5) suspension of the transaction of the usual business of the Maker.

         If this Note is not paid within ten days of its original maturity date, or if payment of the Note is accelerated by reason of a default as previously provided, this Note shall thereafter bear interest at a default rate of twelve percent (12%) per annum until paid in full. Further, Maker shall pay on demand all costs of collection, legal expenses and attorneys' fees incurred or paid by Holder in enforcing this Note on default.

                                RIDGEVIEW, INC.


                                By:/s/ Hugh R. Gaither
                                   ---------------------------------------------
                                   Hugh R. Gaither, President


                                            (SEAL)



STATE OF NORTH CAROLINA  )
                         ) ss.:
COUNTY OF CATAWBA        )


         On this 28th day of June, 1996, before me personally came Hugh R. Gaither to me known, who, being duly sworn, did depose and say that he resides in Catawba County, North Carolina, that he is the President of Ridgeview, Inc., the corporation described in and which executed the above instrument, and that he signed his name thereto by order of the Board of Directors of said corporation.


                                /s/ Jamie O. Hoyle
                                ------------------------------------------------
                                Notary Public





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